As filed with the Securities and Exchange Commission on June 25, 1999.

                                                    Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                            _______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            _______________________

                         TURBOCHEF TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                            48-1100390
 (State or other jurisdiction                             (I.R.S. Employer
      of incorporation)                                 Identification Number)

                            _______________________

                         10500 Metric Drive, Suite 128
                              Dallas, Texas 75243

             (Address of Registrant's principal executive offices)

                            _______________________
                            1994 Stock Option Plan

                           (Full Title of the Plan)

                            _______________________

                               Richard N. Caron
                     President and Chief Executive Officer
                         10500 Metric Drive, Suite 128
                              Dallas, Texas 75243

                    (Name and Address of agent for service)

                            _______________________

                                (214) 341-9471

         (Telephone Number, including area code, of agent for service)

                            _______________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================

------------------------------------------------------------------------------------------
Title of securities       Amount to     Proposed maximum   Proposed maximum    Amount of
to be registered        be registered    offering price   aggregate offering  registration
                                           per share            price             fee
------------------------------------------------------------------------------------------
Common Stock           3,650,000/(1)/       $ 7.75         $ 28,287,500       $ 7,864/(2)/
$.01 par value
===========================================================================================

/(1)/    This Registration Statement covers, in addition to the number of shares of Common Stock stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares which by reason of certain events specified in the Plan may be offered or sold pursuant to the Plan.

/(2)/    Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 22, 1999 in accordance with Rules 457(c) and 457(h) of the Securities Act.
================================================================================

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The information required by Part I is included in documents sent or given to participants in the 1994 Stock Option Plan, as amended (the "Plan") of TurboChef Technologies, Inc., a Delaware corporation (the "Registrant") pursuant to Rule 428(b)(1).

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed, or (2) the Registrant's effective registration statement on Form 10 or Form 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

               Not applicable.

Item 5.   Interests of Named Experts and Counsel

               Not Applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

          Article NINTH of the Registrant's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction in which the director derived an improper personal benefit. Article NINTH further provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by such law, as so amended.

          Pursuant to Article TENTH of the Certificate of Incorporation a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware (a) against all expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought, or threatened to be brought, against him by virtue of his position as a director or officer of the Registrant or by virtue of his serving at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) against all expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought, or threatened to be brought, against him by virtue of his position as a director or officer of the Registrant or by virtue of his serving, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matters to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

          Indemnification is required to be made only as authorized in the specific case upon the determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct required for indemnification. The determination whether the applicable standard of conduct has been met shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

          The Registrant has a directors' and officers' liability policy that insures the Registrant's officers and directors against certain liabilities.

Item 7.   Exemption from Registration Claimed

               Not applicable.

Item 8.   Exhibits

          The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.   Undertakings

          1.   The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)   To include any prospectus required by Section 10(a)
     (3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a) (i) and (a) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 25/th/ day of June, 1999.

                                       TURBOCHEF TECHNOLOGIES, INC.

                                       By: /s/Richard N. Caron
                                           ----------------------------
                                           Richard N. Caron
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

          We, the undersigned officers and directors of TurboChef Technologies, Inc., hereby severally constitute Richard N. Caron and Dennis J. Jameson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable TurboChef Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name                              Title                                                    Date
----                              -----                                                    ----
/s/ Richard N. Caron           President and Chief Executive Officer                   June 25, 1999
---------------------
Richard N. Caron               and Director (Principal Executive Officer)

/s/ Dennis J. Jameson          Executive Vice President                                June 25, 1999
---------------------
Dennis J. Jameson              Chief Financial Officer
                               (Principal Financial and Accounting Officer)

/s/ Marion H. Antonini         Chairman of the Board and Director                      June 25, 1999
----------------------
Marion H. Antonini

/s/ Jeffrey B. Bogatin         Director                                                June 25, 1999
----------------------
Jeffrey B. Bogatin

/s/ Donald J. Gogel            Director                                                June 25, 1999
-------------------
Donald J. Gogel

/s/ Sir Anthony Jolliffe       Director                                                June 25, 1999
------------------------
Sir Anthony Jolliffe

                                 EXHIBIT INDEX


Exhibit Number             Description

--------------------------------------------------------------------------------

 4.1 Restated Certificate of Incorporation of the Registrant, as amended.

 4.2                 Restated By-Laws of the Registrant./(1)/

 4.3                 Registrant's 1994 Stock Option Plan, as amended.

 5.1                 Opinion of Henry, Meier & Jones, L.L.P.

23.1                 Consent of KPMG LLP

23.2                 Consent of Arthur Andersen LLP

23.3                 Consent of Henry, Meier & Jones, L.L.P. (included in
                     Exhibit 5.1).

24 Power of Attorney (included on the signature page of this Registration Statement).

/(1)/ Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 33-75008), as declared effective by the Securities and Exchange Commission on April 7, 1994.